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                                                                     EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
  Van Kampen Small Cap Value Fund:


We consent to the reference to our Firm under the heading "Other Information" in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
June 9, 1999